Exhibit 32.1

IDI Global, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officers of IDI Global, Inc. (the “Company”) certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.

the annual report on Form 10-KSB of the Company for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 20, 2006

/s/ Kevin R. Griffith

Kevin R. Griffith

Chief Executive Officer

Date: April 20, 2006

/s/ Steven D. Weatherly

Steven D. Weatherly

Consultant performing certain services for the

Company commonly performed by a Chief Financial

Officer